                                  PLEXUS CORP.
                          LIST OF FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

                                    CONTENTS

                                                                PAGES
                                                                -----
Report of Independent Accountants...........................     F-2
Consolidated Financial Statements:
  Consolidated Statements of Operations for the three years
     ended September 30, 1999, 1998 and 1997................     F-3
  Consolidated Balance Sheets as of September 30, 1999 and
     1998...................................................     F-4
  Consolidated Statements of Stockholders' Equity for the
     three years ended September 30, 1999, 1998 and 1997....     F-5
  Consolidated Statements of Cash Flows for the three years
     ended September 30, 1999, 1998 and 1997................     F-6
  Notes to Consolidated Financial Statements................     F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors
Plexus Corp.:

     In our opinion, based on our audits and the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Plexus Corp. and subsidiaries at September 30, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of SeaMED Corporation on July 23, 1999 in a transaction accounted for as a pooling of interests, as described in Notes 1 and 8 of notes to consolidated financial statements. We did not audit the financial statements of SeaMED Corporation, which statements reflect, after restatement for certain adjustments as explained in Note 8 of notes to consolidated financial statements, total assets of $42.9 million as of June 30, 1998 and total revenues of $70.0 million and $52.1 million for the years ended June 30, 1998 and 1997, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for SeaMED Corporation is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 26, 1999, except for certain
information in Note 6, as to which
the date is August 31, 2000

                         PLEXUS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  1999        1998        1997
                                                                --------    --------    --------
Net sales...................................................    $492,414    $466,795    $438,565
Cost of sales...............................................     426,005     406,648     387,333
                                                                --------    --------    --------
       Gross profit.........................................      66,409      60,147      51,232
Operating expenses:
  Selling and administrative expenses.......................      26,443      23,754      20,463
  Plant closing, relocation and severance...................         981          --          --
  Merger costs..............................................       4,557          --          --
                                                                --------    --------    --------
                                                                  31,981      23,754      20,463
                                                                --------    --------    --------
       Operating income.....................................      34,428      36,393      30,769
Other income (expense):
  Interest expense..........................................        (274)        (86)     (1,014)
  Miscellaneous.............................................       1,995         975       1,160
                                                                --------    --------    --------
       Income before income taxes...........................      36,149      37,282      30,915
Income taxes................................................      15,838      14,345      12,022
                                                                --------    --------    --------
       Net income...........................................    $ 20,311    $ 22,937    $ 18,893
                                                                ========    ========    ========
Earnings per share:
     Basic..................................................    $   0.59    $   0.68    $   0.60
                                                                ========    ========    ========
     Diluted................................................    $   0.55    $   0.63    $   0.54
                                                                ========    ========    ========
Weighted average shares outstanding:
     Basic..................................................      34,646      33,688      30,732
     Diluted................................................      37,021      36,196      35,116

  The accompanying notes are an integral part of these consolidated financial statements.

                         PLEXUS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       AS OF SEPTEMBER 30, 1999 AND 1998
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                  1999        1998
                                                                --------    --------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 15,906    $ 24,106
  Short-term investments....................................      17,224       5,517
  Accounts receivable, net of allowance of $773 and $1,011,
     respectively...........................................      69,318      61,622
  Inventories...............................................      79,017      57,321
  Deferred income taxes.....................................       6,370       5,077
  Prepaid expenses and other................................       3,562       2,201
                                                                --------    --------
       Total current assets.................................     191,397     155,844
Property, plant and equipment, net..........................      35,868      26,517
Other.......................................................       2,371       1,993
                                                                --------    --------
       Total assets.........................................    $229,636    $184,354
                                                                ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................    $     10    $    672
  Accounts payable..........................................      55,928      41,272
  Customer deposits.........................................       8,650       6,635
  Accrued liabilities:
     Salaries and wages.....................................       9,820       8,447
     Other..................................................       6,578       7,659
                                                                --------    --------
       Total current liabilities............................      80,986      64,685
Long-term debt..............................................         142       2,587
Deferred income taxes.......................................         215         700
Other liabilities...........................................       1,890         519
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000 shares authorized,
     none issued or outstanding.............................          --          --
  Common stock, $.01 par value, 60,000 shares authorized,
     35,090 and 17,016 issued, respectively (Note 6)........         351         170
  Additional paid-in capital................................      51,249      42,478
  Note receivable, officer..................................          --         (75)
  Retained earnings.........................................      94,803      73,795
  Treasury stock, at cost, 0 and 29 shares, respectively....          --        (505)
                                                                --------    --------
                                                                 146,403     115,863
                                                                --------    --------
       Total liabilities and stockholders' equity...........    $229,636    $184,354
                                                                ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         PLEXUS CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997
                                 (IN THOUSANDS)

                                      COMMON STOCK      ADDITIONAL       NOTE                    TREASURY STOCK
                                    ----------------     PAID-IN      RECEIVABLE    RETAINED    -----------------
                                    SHARES    AMOUNT     CAPITAL       OFFICER      EARNINGS    SHARES    AMOUNT
                                    ------    ------    ----------    ----------    --------    ------    -------
Balances, October 1, 1996, as
  previously reported...........     6,501     $ 65      $14,253         $ --       $33,699        --     $    --
Restatement for pooling of
  interests with SeaMED.........       134        1          886          (75)         (320)       --          --
                                    ------     ----      -------         ----       -------      ----     -------
BALANCES AT OCTOBER 1, 1996,
  RESTATED......................     6,635       66       15,139          (75)       33,379        --          --
SeaMED initial public
  offering......................       306        3       14,820           --            --        --          --
Exercise of stock options,
  including tax benefits........       372        3        3,999           --            --        --          --
Preferred stock dividends.......        --       --       (1,765)          --          (338)       --          --
Plexus preferred stock
  conversion (Series A).........       554        6           (6)          --            --        --          --
SeaMED preferred stock
  conversion (Class A, B, C and
  D)............................       587        6        5,274           --            --        --          --
Two-for-one common stock
  split.........................     8,391       84          (84)          --            --        --          --
Net income......................        --       --           --           --        18,893        --          --
                                    ------     ----      -------         ----       -------      ----     -------
BALANCES, SEPTEMBER 30, 1997....    16,845      168       37,377          (75)       51,934        --          --
Treasury stock purchased........        --       --           --           --            --      (214)     (3,442)
Exercise of stock options,
  including tax benefits........       160        2        5,101           --        (1,024)      132       2,059
Common stock warrants issued....        11       --           --           --            --        --          --
Other treasury stock
  issuances.....................        --       --           --           --           (52)       53         878
Net income......................        --       --           --           --        22,937        --          --
                                    ------     ----      -------         ----       -------      ----     -------
BALANCES, SEPTEMBER 30, 1998....    17,016      170       42,478          (75)       73,795       (29)       (505)
Effect of SeaMED excluded
  period........................        --       --           16           --         1,271        --          --
Treasury stock purchased........        --       --           --           --            --       (32)     (1,160)
Exercise of stock options,
  including tax benefit.........       529        5        8,931           --          (574)       61       1,665
Payment of note receivable
  officer.......................        --       --           --           75            --        --          --
Net income......................        --       --           --           --        20,311        --          --
Two-for-one common stock split
  effective August 31, 2000
  (Note 6)......................    17,545      176         (176)          --            --        --          --
                                    ------     ----      -------         ----       -------      ----     -------
BALANCES, SEPTEMBER 30, 1999....    35,090     $351      $51,249         $ --       $94,803        --     $    --
                                    ======     ====      =======         ====       =======      ====     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                         PLEXUS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997
                                 (IN THOUSANDS)

                                                                  1999         1998        1997
                                                                ---------    --------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................    $  20,311    $ 22,937    $  18,893
  Adjustments to reconcile net income to net cash flows from operating activities:
     Depreciation and amortization..........................        9,993       8,372        5,561
     Provision for inventories and accounts receivable
       allowances...........................................        3,330       4,092        4,911
     Deferred income taxes..................................       (1,778)     (1,609)      (1,049)
     Non-operating gains....................................           --          --         (620)
     Changes in assets and liabilities:
       Accounts receivable..................................       (8,842)     (5,547)     (15,477)
       Inventories..........................................      (25,270)     (3,411)      (2,376)
       Prepaid expenses and other...........................       (1,089)     (1,283)         230
       Accounts payable.....................................       15,569       3,690        7,136
       Customer deposits....................................        1,838       2,466       (5,119)
       Accrued liabilities..................................          869       1,207        6,318
       Other................................................          226      (1,071)         (61)
                                                                ---------    --------    ---------
            Cash flows provided by operating activities.....       15,157      29,843       18,347
                                                                ---------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of short-term investments.......................     (244,449)     (6,632)      (7,873)
  Sales and maturities of short-term investments............      232,742       7,319        1,669
  Payments for property, plant and equipment................      (18,196)    (11,997)     (13,488)
  Proceeds on sale of property, plant and equipment.........          213         114          724
                                                                ---------    --------    ---------
            Cash flows used in investing activities.........      (29,690)    (11,196)     (18,968)
                                                                ---------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from debt........................................           --       3,125       96,442
  Payments on debt..........................................       (4,561)     (4,664)    (110,644)
  Proceeds from exercise of stock options, including tax
     benefit................................................        8,936       4,217        3,555
  Issuances of common stock.................................           --         671       15,212
  Treasury stock purchased..................................       (1,160)     (3,442)          --
  Treasury stock reissued...................................        1,091       1,861           --
  Payments of preferred stock dividends.....................           --          --       (2,103)
                                                                ---------    --------    ---------
            Cash flows provided by financing activities.....        4,306       1,768        2,462
                                                                ---------    --------    ---------
Net increase (decrease) in cash and cash equivalents........      (10,227)     20,415        1,841
Cash and cash equivalents, beginning of year................       24,106       3,691        1,850
Effect of SeaMED excluded period............................        2,027          --           --
                                                                ---------    --------    ---------
Cash and cash equivalents, end of year......................    $  15,906    $ 24,106    $   3,691
                                                                =========    ========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                         PLEXUS CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Description of Business: Plexus Corp. provides product realization services to original equipment manufacturers (OEMs) in the medical, computer (primarily mainframes, servers and peripherals), industrial, networking, telecommunications and transportation electronics industries. The Company offers a full range of services including product development and design services, material procurement and management, prototyping, manufacturing and assembly, functional and in-circuit testing, final system box build, distribution and after-market support.

     The contract manufacturing services are provided on either a turnkey basis, where the Company procures certain or all of the materials required for product assembly, or on a consignment basis, where the customer supplies materials necessary for product assembly. Turnkey services include material procurement and warehousing, in addition to manufacturing, and involve greater resource investment than consignment services. Turnkey manufacturing currently represents almost all of the Company's sales.

     Consolidation Principles: The consolidated financial statements include the accounts of Plexus Corp. and its subsidiaries (together "the Company"). All significant intercompany transactions have been eliminated.

     As described more fully in Note 8--"Merger and Acquisition," on July 23, 1999, SeaMED Corporation ("SeaMED"), a public company, was merged into Plexus. The consolidated financial statements have been prepared following the pooling of interests method of accounting for the merger and therefore reflect the combined financial position, operating results and cash flows of the two companies for all periods presented. SeaMED had a June 30 fiscal year end. Prior to fiscal 1999, the combined financial statements reflect Plexus' September 30 financial position and results and SeaMED's June 30 financial position and results. For fiscal 1999, the combined financial statements reflect the October 1, 1998 through September 30, 1999 period for both companies. SeaMED's results of operations and cash flows from July 1, 1998 to September 30, 1998, which have been excluded from these consolidated financial statements, are reflected as adjustments in the 1999 consolidated statements of stockholders' equity and cash flows. Net sales and net income for SeaMED for the excluded period from July 1, 1998 to September 30, 1998 were $19.4 million and $1.3 million, respectively.

     Cash Equivalents and Short-Term Investments: Cash equivalents are highly liquid investments purchased with an original maturity of less than three months. Short-term investments are investment-grade short-term debt instruments with original maturities greater than three months. Short-term investments are generally comprised of securities with contractual maturities greater than one year but with optional or early redemption provisions within one year.

     Investments in debt securities are classified as "available-for-sale." Such investments are recorded at fair value as determined from quoted market prices, and the cost of securities sold is determined on the specific identification method. If material, unrealized gains or losses are reported as a component of comprehensive income or losses, net of related tax effect. At September 30, 1999, 1998 and 1997, such unrealized gains and losses were not material. In addition, there were no realized gains or losses in fiscal 1999, 1998 and 1997.

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     Short-term investments as of September 30, 1999 and 1998 consist of (in thousands):

                                                                 1999       1998
                                                                -------    ------
U.S. government and agency securities.......................    $    --    $5,517
State and municipal securities..............................     13,675        --
U.S. corporate and bank debt................................      8,932        --
Other.......................................................      2,000        --
                                                                -------    ------
                                                                $24,607    $5,517
                                                                =======    ======

     Approximately $7.4 million and $0 of the total short-term investments as of September 30, 1999 and 1998, respectively, are included in cash and cash equivalents.

     Inventories: Inventories are valued primarily at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

     Property, Plant and Equipment and Depreciation: These assets are stated at cost. Depreciation, determined on the straight-line method, is based on lives assigned to the major classes of depreciable assets as follows:

Buildings and improvements..................................    18-40 years
Machinery and equipment.....................................     3-10 years

     Revenue Recognition: Revenue is recognized primarily when products are shipped. Revenue and profit relating to product design and development contracts, which are short-term in duration, usually less than three months, are recognized as costs are incurred utilizing the percentage-of-completion method; any losses are recognized when anticipated. Revenue from design and development contracts is less than 10% of total revenue in fiscal 1999, 1998, and 1997. Progress towards completion of product design and development contracts is based on units of work for labor content and cost for component content.

     Income Taxes: Deferred income taxes are provided for differences between the bases of assets and liabilities for financial and tax reporting purposes.

     Earnings Per Share: The computation of basic earnings per common share is based upon the weighted average number of common shares outstanding and net income reduced for preferred stock dividends. The computation of diluted earnings per common share reflects additional dilution from stock options and convertible preferred shares using the if-converted method.

     New Accounting Pronouncements: In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which specifies the accounting treatment of computer software costs depending upon the type of costs incurred. This SOP is effective for the Company's fiscal year 2000 financial statements and restatement of prior years will not be required. The Company does not believe the adoption of this SOP will have a significant impact on its financial position or results of operations.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Fair Value of Financial Instruments: Cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities are reflected in the consolidated financial statements at cost because of the short-term duration of these instruments. The fair value of long-term debt closely

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

approximates its carrying value. The Company uses quoted market prices, when available, or discounted cash flows to calculate these fair values.

     Business and Credit Concentrations: Financial instruments that potentially subject Plexus to concentrations of credit risk consist of cash, cash equivalents, short-term investments and trade accounts receivable. Plexus' cash, cash equivalents and short-term investments are managed by recognized financial institutions which follow the Company's investment policy. Such investment policy limits the amount of credit exposure in any one issue and the maturity date of the investment securities that typically comprise investment grade short-term debt instruments. Concentrations of credit risk in accounts receivable resulting from sales to major customers are discussed in Note 11. Plexus at times requires advanced cash deposits for sales. The Company also closely monitors extensions of credit and has not experienced significant credit losses in the past.

     Reclassifications: Certain amounts in prior years' consolidated financial statements have been reclassified to conform to the 1999 presentation.

2. INVENTORIES

     Inventories as of September 30, 1999 and 1998 consist of (in thousands):

                                                                1999       1998
                                                               -------    -------
Assembly parts.............................................    $40,616    $34,965
Work-in-process............................................     27,145     21,306
Finished goods.............................................     11,256      1,050
                                                               -------    -------
                                                               $79,017    $57,321
                                                               =======    =======

3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of September 30, 1999 and 1998 consist of (in thousands):

                                                                1999       1998
                                                               -------    -------
Land, buildings and improvements...........................    $12,009    $10,792
Machinery and equipment....................................     68,021     51,965
                                                               -------    -------
                                                                80,030     62,757
  Less accumulated depreciation............................     44,162     36,240
                                                               -------    -------
                                                               $35,868    $26,517
                                                               =======    =======

4. DEBT

     Long-term debt as of September 30, 1999 and 1998 consists of (in thousands):

                                                                1999     1998
                                                                ----    ------
Notes and obligations with a weighted average interest rate
  of 5.0% and 3.2%, respectively............................    $152    $  266
Unsecured subordinated note payable, paid in 1999...........      --       493
Variable rate note payable, collateralized by equipment,
  paid in 1999..............................................      --     2,500
                                                                ----    ------
                                                                 152     3,259
Less current portion........................................      10       672
                                                                ----    ------
                                                                $142    $2,587
                                                                ====    ======

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     Revolving Credit Agreement: The Company's revolving credit agreement provides for maximum borrowings of $40 million with all or a portion of the principal bearing interest at a LIBOR based or a prime based interest rate as elected by the Company. These rates are LIBOR plus 0.875% and prime less 0.25%. The credit agreement is unsecured and a commitment fee of 0.125% per annum on the unused portion of this agreement is payable quarterly. The agreement matures in July 2003. The revolving credit agreement, as amended, includes covenants which require the maintenance of various debt to net worth ratios. There were no borrowings under this credit agreement at September 30, 1999.

     Variable Rate Note Payable: During fiscal 1998, the Company borrowed $2.5 million against a SeaMED equipment credit facility. Borrowings under this agreement bear interest at LIBOR plus 1.4%. At September 30, 1998, the Company had an interest rate contract with a notional principal amount of $2.5 million that effectively converts the variable rate note payable to a fixed rate of 7.5%. This contract was terminated during 1999 in conjunction with the pay down of the related debt.

     Cash paid for interest in fiscal 1999, 1998 and 1997 was $274,000, $87,000, and $1.2 million, respectively.

5. INCOME TAXES

     Income tax expense (benefit) for fiscal 1999, 1998 and 1997 consists of (in thousands):

                                                                 1999       1998       1997
                                                                -------    -------    -------
Currently payable:
  Federal...................................................    $14,465    $13,710    $11,332
  State.....................................................      3,151      2,244      1,739
                                                                -------    -------    -------
                                                                 17,616     15,954     13,071
                                                                -------    -------    -------
Deferred:
  Federal...................................................     (1,695)    (1,489)      (990)
  State.....................................................        (83)      (120)       (59)
                                                                -------    -------    -------
                                                                 (1,778)    (1,609)    (1,049)
                                                                -------    -------    -------
                                                                $15,838    $14,345    $12,022
                                                                =======    =======    =======

     Following is a reconciliation of the Federal statutory income tax rate to the effective tax rates reflected in the consolidated statements of operations for fiscal 1999, 1998 and 1997:

                                                                1999    1998    1997
                                                                ----    ----    ----
Federal statutory income tax rate...........................    35.0%   34.0%   34.0%
Increase (decrease) resulting from:
  State income taxes, net of Federal income tax benefit.....     5.7     3.9     3.7
  Non-deductible merger costs...............................     3.1      --      --
  Other, net................................................      --     0.6     1.2
                                                                ----    ----    ----
  Effective income tax rate.................................    43.8%   38.5%   38.9%
                                                                ====    ====    ====

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     The components of the net deferred income tax asset as of September 30, 1999 and 1998, consist of (in thousands):

                                                                 1999      1998
                                                                ------    ------
Deferred tax assets:
  Inventories...............................................    $3,455    $2,448
  Accrued benefits..........................................     1,331     1,450
  Loss carryforwards........................................       156       154
  Other.....................................................     2,044     1,296
                                                                ------    ------
                                                                 6,986     5,348
  Less valuation allowance..................................       (24)      (21)
                                                                ------    ------
                                                                 6,962     5,327
Deferred tax liabilities:
  Property, plant and equipment.............................       807       950
                                                                ------    ------
Net deferred income tax asset...............................    $6,155    $4,377
                                                                ======    ======

     The Company records a valuation allowance to reflect the estimated amount of deferred income tax assets which relate to income tax loss carryforwards that are not expected to be realized.

     Cash paid for income taxes in fiscal 1999, 1998 and 1997 was $16.3 million, $13.0 million and $13.5 million, respectively.

6. STOCKHOLDERS' EQUITY AND SUBSEQUENT EVENT

     On August 1, 2000, the Company declared a two-for-one stock split payable in the form of a stock dividend of one share of common stock for every share of common stock outstanding. The new stock was issued on August 31, 2000, to holders of record as of August 22, 2000. Share and per share amounts, where required, have been restated to reflect this stock split.

     On December 19, 1997, the Company's Board of Directors authorized the repurchase of up to 2,000,000 (pre-split) shares, or a maximum of $25,000,000 of the Company's common stock on the open market. On March 16, 1999 the Plexus Corp. Board of Directors rescinded the Company's stock buyback program in contemplation of the merger with SeaMED.

     On July 17, 1997, the Company declared a two-for-one stock split payable in the form of a stock dividend of one share of common stock for every share of common stock outstanding. The new stock was issued on August 25, 1997 to holders of record as of August 14, 1997. Share and per share amounts, where required, have been restated to reflect this stock split.

     On February 28, 1997, the holders of the 7,000 shares of issued and outstanding Plexus Corp. Series A Preferred Shares converted all such shares, in accordance with their terms, into a total of 554,454 (pre-splits) shares of the Company's common stock. In November 1996, the Class A, B, C and D convertible redeemable preferred stock of SeaMED was converted into a total of 586,806 (pre-splits) shares of the Company's common stock. Also issued was a warrant to purchase 15,626 (pre-splits) shares of common stock. The warrant was exercised in March 1998 in a non-cash transaction which resulted in the issuance of 11,158 (pre-split) shares.

     In November 1996, SeaMED completed an initial public offering of 305,944 (pre-splits) shares of common stock. Net proceeds were $14.8 million (net of offering costs and underwriters discount of $2.0 million). SeaMED used $1.8 million of the proceeds to pay previously undeclared cumulative dividends on its Class A and D convertible redeemable preferred stock.

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     Income tax benefits attributable to stock options exercised are recorded as an increase in additional paid-in capital.

7. EARNINGS PER SHARE

     The following is a reconciliation of the amounts utilized in the computation of basic and diluted earnings per share (in thousands except per share amounts):

                                                                        SEPTEMBER 30,
                                                                -----------------------------
                                                                 1999       1998       1997
                                                                -------    -------    -------
BASIC EARNINGS PER SHARE (NOTE 6):
  Net income................................................    $20,311    $22,937    $18,893
  Less: Preferred stock dividends...........................         --         --        312
                                                                -------    -------    -------
  Income available to common stockholders...................    $20,311    $22,937    $18,581
                                                                =======    =======    =======
  Basic weighted average shares outstanding.................     34,646     33,688     30,732
                                                                =======    =======    =======
BASIC EARNINGS PER SHARE....................................    $  0.59    $  0.68    $  0.60
                                                                =======    =======    =======
DILUTED EARNINGS PER SHARE (NOTE 6):
  Net income................................................    $20,311    $22,937    $18,893
                                                                =======    =======    =======
  Weighted average shares outstanding.......................     34,646     33,688     30,732
     Effect of dilutive securities:
       Stock options........................................      2,375      2,490      2,538
       Stock warrants.......................................         --         18         18
       Convertible preferred stock..........................         --         --      1,828
                                                                -------    -------    -------
     Diluted weighted average shares outstanding............     37,021     36,196     35,116
                                                                =======    =======    =======
DILUTED EARNINGS PER SHARE..................................    $  0.55    $  0.63    $  0.54
                                                                =======    =======    =======

8. MERGER AND ACQUISITION

     Merger: In July 1999, Plexus acquired SeaMED. Pursuant to the merger agreement, SeaMED stockholders received 0.40 of a share of Plexus common stock (pre-split) for each share of SeaMED common stock. Plexus issued approximately
2.27 million shares of its common stock (pre-split) in exchange for all outstanding common stock of SeaMED. SeaMED stock options outstanding, as of the merger date, were exchanged for options to acquire approximately 171,764 shares of Plexus common stock (pre-split) at the same time. SeaMED is a provider of engineering and manufacturing services, coupled with regulatory expertise, of advanced medical instruments for medical technology companies. All merger costs and other one-time expenses related to the SeaMED merger have been expensed as required under the pooling of interests method of accounting. Certain merger-related costs, which included charges related to obsolete inventories and a loss on an engineering contract, have been included in cost of sales in the consolidated statement of operations. All such costs and expenses amounted to $6.0 million after income taxes in fiscal 1999 and are reflected in the financial statements as follows (in thousands):

Cost of sales...............................................    $2,177
Plant closing, relocation and severance.....................       981
Merger costs................................................     4,557
                                                                ------
                                                                 7,715
Less: income tax benefit....................................     1,684
                                                                ------
Net merger and other one-time charges.......................    $6,031
                                                                ======

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     The results of operations previously reported by the separate companies and the combined amounts presented in the accompanying consolidated financial statements are reconciled below (in thousands):

                                                                                    SEPTEMBER 30,
                                                            NINE MONTHS ENDED    --------------------
                                                              JUNE 30, 1999        1998        1997
                                                            -----------------    --------    --------
                                                               (UNAUDITED)
Net sales:
  Plexus................................................        $310,717         $396,815    $386,431
  SeaMED................................................          49,463           69,980      52,134
                                                                --------         --------    --------
  Combined..............................................        $360,180         $466,795    $438,565
                                                                ========         ========    ========
Net income:
  Plexus................................................        $ 18,228         $ 19,235    $ 16,400
                                                                --------         --------    --------
  SeaMED:
     As previously reported.............................          (1,813)           4,139       2,726
     Conforming accounting adjustments..................             401             (437)       (233)
                                                                --------         --------    --------
       Restated.........................................          (1,412)           3,702       2,493
                                                                --------         --------    --------
       Combined.........................................        $ 16,816         $ 22,937    $ 18,893
                                                                ========         ========    ========

     The adjustments above conform SeaMED's method of accounting for inventory with that of Plexus, net of related tax effect.

     Acquisition: On September 1, 1999, Plexus Corp. purchased certain printed circuit board assembly manufacturing assets from an unrelated party. The manufacturing assets which consisted principally of equipment and inventories were purchased at approximately fair market value. The Company also leases a portion of a manufacturing facility owned by the unrelated party which houses the printed circuit board operations. The Company has agreed to acquire certain other assets from the same unrelated party in fiscal 2000. The total purchase price of the net assets acquired in fiscal 1999 and to be acquired in fiscal 2000 is not material to the assets or stockholders' equity of the Company. Pro forma statements of operations for fiscal 1999 and 1998 reflecting this acquisition are not shown as they would not differ materially from the reported results.

9. LEASE COMMITMENTS

     The Company has a number of operating lease agreements primarily involving manufacturing facilities, manufacturing equipment and computerized design equipment. These leases are non-cancelable and expire on various dates through 2014. Rent expense under all operating leases for fiscal 1999, 1998 and 1997 was approximately $11.3 million, $10.2 million and $11.5 million, respectively. Renewal and purchase options are available on certain of these leases. The sale of equipment obtained through the exercise of the purchase option on certain leases resulted in miscellaneous income of $620,000 in fiscal 1997.

     In April 1997, the Company began leasing a new 110,000-square-foot manufacturing facility located in Green Bay, Wisconsin. The facility was constructed and equipped by Oneida Nation Electronics (ONE), a corporation chartered by the Oneida Tribe of Indians of Wisconsin. All lease payments for the building and equipment are based on the profitability of the facility pursuant to a formula defined in the lease agreement. There are no required minimum lease payments.

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     Future minimum annual payments on operating leases are as follows (in thousands):

2000...................       $ 8,437
2001...................         5,632
2002...................         5,037
2003...................         5,001
2004...................         4,823
Thereafter.............        19,702
                              -------
                              $48,632
                              =======

10. BENEFIT PLANS

     401(k) Savings Plans: The Company's 401(k) savings plans cover substantially all eligible employees. The Company matches employee contributions, based on years of service, up to 2.5% of eligible earnings. The Company's contributions for fiscal 1999, 1998 and 1997 totaled $1.6 million, $1.4 million and $1.2 million, respectively.

     Stock Option Plans: The Company has reserved 12.0 million shares of common stock for grant to officers and key employees under an employee stock option plan, of which 8.2 million shares have been granted. The exercise price of each option granted shall not be less than the fair market value on the date of grant and options vest over a three year period from date of grant. The plan also authorizes the Company to grant 600,000 stock appreciation rights, none of which have been granted.

     In connection with the SeaMED merger occurring in fiscal 1999 (see Note 8--"Merger and Acquisition"), all of the options outstanding under the former SeaMED stock option plans were assumed by the Company and converted into options to purchase shares of the Company's Common Stock on terms adjusted to reflect the Merger exchange ratio. Options to acquire a total of 429,410 SeaMED shares were converted into options to acquire a total of 171,764 Plexus shares (pre-split). The SeaMED stock option plans are similar to the Plexus plans above and options vest over a four year period from date of grant. These plans have been terminated; however, the outstanding options, as so adjusted, retain all of the rights, terms and conditions of the respective plans under which they were originally granted until their expiration.

     Under a separate plan, each independent outside director is granted 1,500 stock options each December 1, with option pricing similar to the employee plans. These options are fully vested upon grant and can be exercised after a minimum six-month holding period. The 400,000 shares of common stock authorized under this plan may come from any combination of authorized but unissued shares, treasury stock or the open market.

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     A summary of the stock option activity follows:

                                                          SHARES        WEIGHTED AVERAGE
                                                      (IN THOUSANDS)     EXERCISE PRICE
                                                      --------------    ----------------
Options outstanding at October 1, 1996............         4,478             $ 3.07
Granted...........................................         1,396             $ 6.92
Canceled..........................................           (68)            $ 3.35
Exercised.........................................        (1,334)            $ 2.68
                                                          ------
OPTIONS OUTSTANDING AT SEPTEMBER 30, 1997.........         4,472             $ 4.38
Granted...........................................           812             $11.80
Canceled..........................................           (86)            $ 6.13
Exercised.........................................          (562)            $ 3.08
                                                          ------
OPTIONS OUTSTANDING AT SEPTEMBER 30, 1998.........         4,636             $ 5.81
Effect of SeaMED excluded period..................            62             $23.35
Granted...........................................           980             $15.29
Canceled..........................................          (164)            $16.21
Exercised.........................................        (1,092)            $ 3.81
                                                          ------
OPTIONS OUTSTANDING AT SEPTEMBER 30, 1999.........         4,422             $ 8.26
                                                          ======
OPTIONS EXERCISABLE AT:
  September 30, 1997..............................         1,914             $ 3.01
                                                          ======             ======
  September 30, 1998..............................         2,500             $ 3.70
                                                          ======             ======
  September 30, 1999..............................         2,518             $ 5.21
                                                          ======             ======

     The following table summarizes outstanding stock option information at September 30, 1999 (shares in thousands):

      RANGE OF               NUMBER         WEIGHTED AVERAGE      WEIGHTED AVERAGE        NUMBER         WEIGHTED AVERAGE
   EXERCISE PRICES         OUTSTANDING       EXERCISE PRICE        REMAINING LIFE       EXERCISABLE       EXERCISE PRICE
   ---------------         -----------      ----------------      ----------------      -----------      ----------------
$ 0.63 - $ 3.75               1,408              $ 3.07              5.6 years             1,400              $ 3.07
$ 4.15 - $ 6.25               1,210              $ 5.91              6.8 years               794              $ 5.78
$ 9.25 - $14.50                 730              $10.67              8.3 years               242              $10.69
$14.75 - $22.50               1,074              $16.09              8.8 years                82              $20.15
$ 0.63 - $22.50               4,422              $ 8.26              7.2 YEARS             2,518              $ 5.21

     The Company has elected to account for its stock option plans under the guidelines of Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost related to the stock option plans has been recognized in the consolidated statements of operations. Had the Company recognized compensation expense based on the fair value at the grant date for awards under the plans, the Company's net income for fiscal 1999, 1998 and 1997 would have been reduced by approximately $2.8 million, $2.9 million and $1.5 million, respectively. Basic earnings per share would have been reduced by $0.08, $0.09 and $0.05 in fiscal 1999, 1998 and 1997, respectively. These pro forma results will not be representative of the impact in future years because only grants made since October 1, 1995 were considered.

     The weighted average fair value of options granted per share during fiscal 1999, 1998 and 1997 is $8.41, $6.61, $3.31, respectively. The fair value of each option grant is estimated at the date of grant using the Black-Scholes prorated straight line option-pricing method with the following assumption ranges: 45% to 61% volatility, risk free interest rates ranging from 4.1% to 6.6%, expected option life of 4.5 to 6.0 years, and no expected dividends.

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

     Deferred Compensation Plan: In September 1996, the Company entered into agreements with certain of its officers under a nonqualified deferred compensation plan. Under the plan, the Company has agreed to pay certain amounts annually for the first 15 years subsequent to retirement or to a designated beneficiary upon death. It is management's intent that life insurance contracts owned by the Company will fund this plan. Expense for this plan totaled $361,000, $343,000 and $315,000 in fiscal 1999, 1998, and 1997, respectively.

     Other: The Company is not obligated to provide any post-retirement medical or life insurance benefits to employees.

11. BUSINESS SEGMENT AND MAJOR CUSTOMERS

     The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information" in fiscal 1999. SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic area and major customers.

     The Company and its subsidiaries operate in one business segment, the production and sale of electronic products including the designing, manufacturing, programming and testing of computerized electronic assemblies. Additionally all of the Company's operations are located in the United States.

     The following table summarizes the percentage of net sales to customers that account for more than 10% of net sales in fiscal 1999, 1998 and 1997:

                                                           1999    1998    1997
                                                           ----    ----    ----
Lucent Technologies Inc................................    16%      *        *
General Electric Company...............................    12%      *      11%
International Business Machines Corporation............      *      *      10%

         (* represents sales less than 10%)

     Accounts receivable related to Lucent and General Electric represent 14% and 7%, respectively, of the Company's trade accounts receivable as of September 30, 1999.

                         PLEXUS CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--CONTINUED

12. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for fiscal 1999 and 1998 consists of (in thousands, except per share amounts):

                                               FIRST       SECOND      THIRD       FOURTH
                   1999                       QUARTER     QUARTER     QUARTER     QUARTER      TOTAL
                   ----                       --------    --------    --------    --------    --------
Net sales.................................    $120,585    $119,165    $120,430    $132,234    $492,414
Gross profit..............................      16,904      16,828      13,714      18,963      66,409
Net income................................       6,825       6,265       3,726       3,495      20,311
Earnings per share
  Basic...................................    $   0.20    $   0.18    $   0.11    $   0.10    $   0.59
  Diluted.................................    $   0.19    $   0.17    $   0.10    $   0.09    $   0.55

                                               FIRST       SECOND      THIRD       FOURTH
                   1998                       QUARTER     QUARTER     QUARTER     QUARTER      TOTAL
                   ----                       --------    --------    --------    --------    --------
Net sales.................................    $111,935    $113,948    $116,827    $124,085    $466,795
Gross profit..............................      12,426      14,104      15,870      17,747      60,147
Net income................................       4,462       5,128       6,207       7,140      22,937
Earnings per share
  Basic...................................    $   0.13    $   0.15    $   0.18    $   0.21    $   0.68
  Diluted.................................    $   0.12    $   0.14    $   0.17    $   0.20    $   0.63

     Earnings per share is computed independently for each quarter. The annual per share amount may not equal the sum of the quarterly amounts due to rounding.